Exhibit 1(vv)

BLACKROCK VARIABLE SERIES FUNDS, INC.

ARTICLES SUPPLEMENTARY

BLACKROCK VARIABLE SERIES FUNDS, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST:   The Corporation is registered as an open-ended company under the Investment Company Act of 1940, as amended, with the authority to issue Fourteen Billion Three Hundred Ten Million (14,310,000,000) shares of capital stock as follows:

Series and ClassesNumber of Authorized Shares

BlackRock 60/40 Target Allocation ETF V.I. Fund

Class I100,000,000

Class III100,000,000

BlackRock Advantage Large Cap Core V.I. Fund

Class I200,000,000

Class II100,000,000

Class III100,000,000

BlackRock Advantage Large Cap Value V.I. Fund

Class I100,000,000

Class II100,000,000

Class III100,000,000

BlackRock Advantage U.S. Total Market V.I. Fund

Class I100,000,000

Class II100,000,000

Class III10,000,000

BlackRock Basic Value V.I. Fund

Class I300,000,000

Class II100,000,000

Class III100,000,000

BlackRock Capital Appreciation V.I. Fund

Class I100,000,000

Class III100,000,000

BlackRock Equity Dividend V.I. Fund

Class I100,000,000

Class III100,000,000

BlackRock Global Allocation V.I. Fund

Class I400,000,000

Class II200,000,000

Class III1,500,000,000

BlackRock Government Money Market V.I. Fund

Class I3,300,000,000

BlackRock International V.I. Fund

Class I100,000,000

BlackRock International Index V.I. Fund

Class I100,000,000

BlackRock Large Cap Focus Growth V.I. Fund

Class I100,000,000

Class III100,000,000

BlackRock Managed Volatility V.I. Fund

Class I100,000,000

Class III100,000,000

BlackRock S&P 500 Index V.I. Fund

Class I100,000,000

Class II100,000,000

Class III100,000,000

BlackRock Small Cap Index V.I. Fund

Class I100,000,000

Total:	8,410,000,000

The remainder of the authorized capital stock of the Corporation, Five Billion Nine Hundred Million (5,900,000,000) shares, is not designated or classified as to any class or series. All shares of capital stock of the Corporation have a par value of Ten Cents ($0.10) per share and an aggregate par value of One Billion Four Hundred Thirty-One Million Dollars ($1,431,000,000).

SECOND:   Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s charter, the Board of Directors hereby classifies Two Hundred Million (200,000,000) authorized but unissued shares of the Corporation’s common stock, without designation as to class or series, as Class I Common Stock of BlackRock S&P 500 Index V.I. Fund.

THIRD:   After the classification of authorized but unissued shares of capital stock of the Corporation as set forth herein, the Corporation will have the authority to issue Fourteen Billion Three Hundred Ten Million (14,310,000,000) shares of capital stock as follows:

Series and ClassesNumber of Authorized Shares

BlackRock 60/40 Target Allocation ETF V.I. Fund

Class I100,000,000

Class III100,000,000

BlackRock Advantage Large Cap Core V.I. Fund

Class I200,000,000

Class II100,000,000

Class III100,000,000

BlackRock Advantage Large Cap Value V.I. Fund

Class I100,000,000

Class II100,000,000

Class III100,000,000

BlackRock Advantage U.S. Total Market V.I. Fund

Class I100,000,000

Class II100,000,000

Class III10,000,000

BlackRock Basic Value V.I. Fund

Class I300,000,000

Class II100,000,000

Class III100,000,000

BlackRock Capital Appreciation V.I. Fund

Class I100,000,000

Class III100,000,000

BlackRock Equity Dividend V.I. Fund

Class I100,000,000

Class III100,000,000

BlackRock Global Allocation V.I. Fund

Class I400,000,000

Class II200,000,000

Class III1,500,000,000

BlackRock Government Money Market V.I. Fund

Class I3,300,000,000

BlackRock International V.I. Fund

Class I100,000,000

BlackRock International Index V.I. Fund

Class I100,000,000

BlackRock Large Cap Focus Growth V.I. Fund

Class I100,000,000

Class III100,000,000

BlackRock Managed Volatility V.I. Fund

Class I100,000,000

Class III100,000,000

BlackRock S&P 500 Index V.I. Fund

Class I300,000,000

Class II100,000,000

Class III100,000,000

BlackRock Small Cap Index V.I. Fund

Class I100,000,000

Total:	8,610,000,000

The remainder of the authorized capital stock of the Corporation, Five Billion Seven Hundred Million (5,700,000,000) shares, is not designated or classified as to any class or series. All shares of capital stock of the Corporation will have a par value of Ten Cents ($0.10) per share and an aggregate par value of One Billion Four Hundred Thirty-One Million Dollars ($1,431,000,000).

FOURTH: All of the shares of the Corporation’s capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation’s charter.

[signatures on the next page]

IN WITNESS WHEREOF, BLACKROCK VARIABLE SERIES FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 25th day of September, 2019.

Attest:	BLACKROCK VARIABLE SERIES FUNDS, INC.
/s/ Janey Ahn Janey Ahn Secretary	By:/s/ John M. Perlowski John M. Perlowski President and Chief Executive Officer

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